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                                                                       EXHIBIT 4

                                 FIRST AMENDMENT
                                       TO
                       THE GOODYEAR TIRE & RUBBER COMPANY
                  EMPLOYEE SAVINGS PLAN FOR SALARIED EMPLOYEES
                          (JANUARY 1, 1999 RESTATEMENT)

                  The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees (the "Plan"), originally established effective as of July 1, 1984, and amended and restated most recently as of January 1, 1999, is hereby further amended, effective as of June 1, 2000, or as of such other date as specified herein, in the respects hereinafter set forth:

         1. Section 2.1(i) of the Plan is amended effective as of January 1, 2000, to provide as follows:

                  An "Employee" shall mean a domestic employee, as hereinafter defined, other than any such employee (i) who is a "Leased Employee," as hereinafter defined, (ii) who is covered by a collective bargaining agreement unless such agreement or the Plan specifically provides for coverage by the Plan, (iii) who has the job description of "service worker," (iv) who is located and serving at a location operating under the Brad Ragan, Allied, Kelly-Springfield Puerto Rico, or Dunlop name,
                  (v) who is a leased employee provided through a non-affiliated service provider, whether or not the employee is a common-law employee of the Company or a subsidiary of the Company, or
                  (vi) who has signed an agreement which comports to classify the employee as an independent contractor, consultant, or third-party, whether or not the employee is a common-law employee of the Company or a subsidiary of the Company; a "domestic employee" shall mean any officer or salaried employee of an Employer who is located and serving within the continental United States, Alaska, or Hawaii. For the purposes hereof, a "salaried employee" shall include only an employee who has been designated as such in accordance with the policy of his Employer, which policy shall be applied on a uniform and non-discriminatory basis. A "Leased Employee" shall mean any person who performs services for an Employer (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction or control by the recipient. Any Leased Employee, other than an "excludable leased employee," shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411,
                  415, and 416 of the Code; provided, however, that no Leased Employee shall accrue a benefit hereunder based on service as a Leased Employee except as otherwise specifically provided in the Plan. An "excludable leased employee" means any Leased Employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a

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                  nonintegrated employer contribution on behalf of each
                  participant in the plan equal to at least 10 percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated workforce.

         2. A new sentence is added to the end of 2.1(l) of the Plan to provide as follows:

                  The "Employment Commencement Date" of a Participant who was an employee of Goodyear Dunlop North America, Ltd. on or after September 1, 1999, who became an Employee after August 1, 2000, shall mean the date on which he first performed an Hour of Service for Dunlop Tire Corp. or Goodyear Dunlop North America, Ltd., subject to the foregoing provisions.

         3.       Section 2.1(o) of the Plan is amended to provide as follows:

                  The "General Fund" shall mean the common trust fund established in accordance with the provisions of Section 8.1 as required to hold and administer any assets of the Trust Fund that are not allocated among any separate Investment Funds as may be provided in the Plan or Trust Agreement. No General Fund shall be established if all assets of the Trust Fund are allocated among separate Investment Funds.

         4.       Section 2.1(p) of the Plan is amended to provide as follows:

                  The "Goodyear Stock Fund" shall mean the Investment Fund established in accordance with the provisions of Section 8.3.

         5. A new sentence is added to the end of Section 2.1(r) of the Plan to provide as follows:

                  In the case of an employee of Goodyear Dunlop North America, Ltd. on or after September 1, 1999, who became an Employee after August 1, 2000, an "Hour of Service" with respect to a Participant shall include each hour for which he was paid, or entitled to payment, for the performance of duties for Dunlop Tire Corp. or Goodyear Dunlop North America, Ltd.

         6.       Section 2.1(s) of the Plan is amended to provide as follows:

                  An "Investment Fund" shall mean any separate investment trust fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement to which assets of the Trust Fund may be allocated and separately invested.

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         7.       The first two sentences of Section 4.2 of the Plan are amended effective as of January 1, 2001, to provide as follows:

                  The amount of Tax-Deferred Contributions to be made to the Plan on behalf of a Participant by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than twenty-two percent and shall not, when aggregated with all other elective deferrals of the Participant with respect to the calendar year, exceed $9,500 (or such adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code). The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed twenty-two percent of his Compensation.

         8. Section 4.6 of the Plan is amended effective as of January 1, 2001, to provide as follows:

                  A Participant may change the percentage of his Compensation that his Employer contributes on his behalf as a Tax-Deferred Contribution as of the first day of any calendar month by filing an amended Compensation reduction authorization with the Company by the 15th day of the month prior to the date with respect to which such change is to become effective, in the manner and form, or at such other time, as prescribed by the Company, except that he shall be limited to selecting an integral percentage of his Compensation of not less than zero percent or more than twenty-two percent. The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed twenty-two percent of his Compensation. Tax-Deferred Contributions shall be made on behalf of such Participant by his Employer, pursuant to his amended Compensation reduction authorization filed in accordance with the foregoing provisions of this Section 4.6, commencing with Compensation paid to such Participant on or after the date with respect to which such filing is effective, until otherwise altered or terminated in accordance with the Plan.

         9. The first two sentences of Section 5.2 of the Plan are amended effective as of January 1, 2001, to provide as follows:

                  A Participant may make an After-Tax Contribution to the Plan that shall be an integral percentage of his Compensation of not less than one percent or more than twenty-two percent. The percentage rate of After-Tax Contributions, when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf, shall in no event exceed twenty-two percent of his Compensation.

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         10.      The third and fourth sentences of Section 5.4 of the Plan are amended effective as of January 1, 2001, to provide as follows:

                  In any such case, a Participant shall be limited to selecting an integral percentage of his Compensation of not less than zero percent nor more than twenty-two percent. The percentage rate of After-Tax Contributions, when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf, shall in no event exceed twenty-two percent of his Compensation.

         11. Section 6.8(c) of the Plan is amended effective as of January 1, 2001, to provide as follows:

                  First, the maximum percentage of After-Tax Contributions shall be reduced, in accordance with procedures adopted by the Company, from twenty-two percent to the greater of six percent or such percentage that will result in the average contribution percentage limit specified above not being exceeded, and the excess amount of After-Tax Contributions attributable to such reduction shall be distributed to the Highly Compensated Employees who made the excess contributions;

         12.      Section 7.3 of the Plan is amended to provide as follows:

                  A Participant who has an interest in an Investment Fund (other than an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions that has not been transferred previously under Section 7.4) may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election must specify the Investment Fund from which the transfer is to be made, either that the total balance in that Investment Fund is to be transferred or a lesser dollar amount that is to be transferred, each Investment Fund to which the transfer is to be made, and a percentage of the amount transferred that is to be transferred to each Investment Fund, which percentage must be an integral multiple of 1%. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable. Notwithstanding the foregoing, a Participant may not transfer any portion of an interest in the Stable Value Fund directly to a Self-Directed Account.

         13.      Section 7.4 of the Plan is amended to provide as follows:

                  7.4 ELECTION TO TRANSFER MATCHING EMPLOYER CONTRIBUTION INTEREST FROM GOODYEAR STOCK FUND.

                  A Participant who has attained age 52 and who has an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions may elect at any time to transfer all or a portion of such interest to another Investment Fund. The

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                  Participant election must specify a dollar amount that is to be transferred, each Investment Fund to which a transfer is to be made, and the percentage of the total amount to be transferred to each such Investment Fund. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable.

         14.      Section 8.1 of the Plan is amended to provide as follows:

                  The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust Fund that are not allocated among the separate Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered by the Trustee as a separate common trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the General Fund shall be an undivided interest.

         15.      Section 8.2(g) of the Plan is amended to provide as follows:

                  A Self-Directed Account in which the Participant, Former Participant, or Beneficiary may direct the investment of all or any part of his separate account among a list of mutual funds selected by the Company and the Trustee. The provisions of this paragraph (g) of Article 8.2 shall be effective only if and to the extent that the Company, in its discretion, implements them.

         16. The last paragraph of Section 8.2 of the Plan is amended to provide as follows:

                  The Company may determine from time to time to direct (i) the closing of an Investment Fund or Investment Funds or (ii) the establishment and maintenance of an additional Investment Fund or Investment Funds and shall select the investments for such Investment Fund or Investment Funds. The Company shall communicate the same and any changes therein in writing to the Plan Administrator and the Trustee. All assets of each Investment Fund, except for a Self-Directed Account or a Loan Investment Fund, shall be held and administered by the Trustee as a separate trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund, other than a Self-Directed Account or a Loan Investment Fund, and other than an Investment Fund that consists of a mutual fund, shall be an undivided interest. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund that consists of a mutual fund shall be an undivided interest in the units of the mutual fund held by the Plan. All assets of each Self-Directed Account and each Loan Investment Fund shall be held and administered as a separate trust fund.

         17.      Section 8.3 of the Plan is amended to provide as follows:

                  The Company shall direct the establishment and maintenance of a Goodyear Stock Fund to which Matching Employer Contributions shall be allocated, together with any Tax-Deferred Contributions, After-Tax Contributions, and Rollover Contributions made by or on behalf of a Participant that he elects to have

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                  allocated to the Goodyear Stock Fund. Subject to the
                  provisions of the Trust Agreement, the assets of the Goodyear Stock Fund shall be invested by the Trustee primarily in Company Stock. Assets of the Goodyear Stock Fund may also be invested by the Trustee in interest-bearing common, commingled, group, or collective trust funds maintained by the Trustee exclusively for the short-term investment of assets of tax-qualified benefit plans. The Trustee may purchase Company Stock on the open market through a national securities exchange or in the over-the-counter market through a broker-dealer which is a member of the National Association of Securities Dealers. In addition, the Trustee may purchase Company Stock from the Company or another qualified plan of the Company participating in the collective trust in accordance with the requirements of Section 408 of the Act. The Goodyear Stock Fund shall be held and administered as a separate Investment Fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the Goodyear Stock Fund shall be an undivided interest.

         18.      Section 8.7 of the Plan is amended to provide as follows:

                  The separate account of each Participant, Former Participant, and Beneficiary shall be divided into individual sub-accounts reflecting the portion of such account which is derived from Matching Employer Contributions, Tax-Deferred Contributions, and After-Tax Contributions. Each sub-account shall reflect separately contributions allocated to each Investment Fund and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect the interest of a Participant, Former Participant, or Beneficiary in the Trust Fund.

         19.      Section 8.9 of the Plan is amended to provide as follows:

                  At the direction of the Company, the Trustee is authorized to accept the transfer of funds being held by the funding agent for a predecessor plan (as hereinafter defined) for the benefit of an eligible Employee, provided that at no time in the course of the transfer shall such funds be made available to the eligible Employee. The Trustee shall have no duty to verify whether the amount of any predecessor plan funds delivered to it is correct, and shall have no duty of inquiry into the administration of any predecessor plan or of any prior trust or other funding agency for a predecessor plan. The Trustee shall deposit all funds received by it from a predecessor plan in the Investment Funds in accordance with the directions of the Company, which shall be based on the investment elections of the eligible Employees made in the form and manner prescribed by the Company. The Trustee shall establish and maintain a separate account and such sub-accounts in the name of an eligible Employee as are necessary to reflect his interest that is attributable to predecessor plan funds and to reflect the portion of his predecessor plan funds that is attributable to voluntary after-tax contributions, to contributions made pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code, and to other employer contributions. Each such separate account shall, upon each valuation date, share in the net increase or decrease in the value of the assets of the Investment Funds maintained under the Plan on the basis of

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                  the balance of such separate account immediately prior to the valuation date in accordance with Section 10.1, provided, however, that such balance for this purpose only shall be reduced by the amount of any funds transferred to the Trustee since the immediately preceding valuation date. With the exception of funds transferred from a predecessor plan maintained by an Employer or a related corporation, which shall be vested in accordance with the next following sentence of this Section 8.9, all predecessor plan funds shall at all times be fully vested and nonforfeitable. The vested interest of a Participant in funds transferred from a predecessor plan maintained by an Employer or a related corporation shall be determined as of the date of transfer based on the vesting provisions of the predecessor plan in effect on such date, and on and after the date of transfer the vested interest shall be determined based on the vesting provisions of the Plan or, in the event an election under Section 12.6 applies with respect to the Participant, based on the vesting provisions of the predecessor plan as of the date of transfer. Predecessor plan funds shall be distributed at such times and according to such methods as are generally provided under the Plan. In addition, predecessor plan funds attributable to voluntary, after-tax contributions made under the predecessor plan shall be subject hereunder to the withdrawal provisions applicable to After-Tax Contributions and predecessor plan funds that were contributed pursuant to a cash or deferred arrangement qualified under
                  Section 401(k) of the Code shall be subject hereunder to the withdrawal and distribution provisions applicable to Tax-Deferred Contributions. For purposes of this Section 8.9, a predecessor plan shall mean any other defined contribution plan that complies with the requirements of Section 401(a) of the Code and satisfies the conditions specified in Section 401(a)(11)(B)(iii) of the Code.

         20. The last sentence of Section 9.1(c) of the Plan is amended to provide as follows:

                  No such suspense account shall share in any increase or decrease in the net worth of the Investment Funds.

         21.      Section 10.1(b) of the Plan is amended to provide as follows:

                  The Trustee shall value all of the assets of the other Investment Funds with respect to which no investment manager has been appointed at fair market value and each investment manager shall value all of the assets of the Investment Fund with respect to which he has been appointed at fair market value and shall provide the same to the Trustee. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager.

         22.      Section 10.1(c) of the Plan is amended to provide as follows:

                  The Trustee shall then ascertain the net increase or decrease in the value of the respective Investment Funds which is attributable to net income, investment management fees, and all profits and losses, realized and unrealized, since the immediately preceding valuation date, on the basis of the valuation provided under paragraphs (a) and (b) of this
                  Section 10.1, and after making appropriate

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                  adjustments for the amount of all contributions made with
                  respect to the month in which such valuation date occurs and for any distributions and withdrawals from the respective Investment Funds since such preceding valuation date and prior to such date.

         23.      Section 10.1(d) of the Plan is amended to provide as follows:

                  The Trustee shall then allocate the net increase or decrease in the value of the respective Investment Funds as thus determined among all Participants, Former Participants, and Beneficiaries who have an interest in the respective Investment Funds, separately with respect to each of such Investment Funds, in the ratio that the balance of each separate account maintained under such Investment Fund on the date immediately preceding such valuation date bears to the aggregate of the balances of all such separate accounts on the day immediately preceding such valuation date, and shall credit or charge, as the case may be, each such separate account with the amount of its allocated share. Moreover, the Trustee shall in the same manner credit or charge any sub-account maintained thereunder with the amount of its allocated share.

         24.      Section 10.4 of the Plan is amended to provide as follows:

                  The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Goodyear Stock Fund and for determining the balance of each separate account and sub-account maintained hereunder. The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Fund with respect to which he has been appointed. In determining the net income, liabilities, and value of the assets of the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on information provided by the mutual fund manager. The Trustee's and investment manager's determinations thereof shall be conclusive upon the Employers, and all Participants, Former Participants, and Beneficiaries hereunder.

         25.      Section 11.2 of the Plan is amended to provide as follows:

                  Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Matching Employer Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of his vested interest in the value of the balance of his sub-account attributable to Matching Employer Contributions as of the most recent valuation date. A Participant's vested interest in Matching Employer Contributions shall be the amount in which he would be vested under Section 12.2 had he terminated his employment with his Employer. In the event a Participant has one or more

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                  Investment Funds in his sub-account attributable to Matching
                  Employer Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

         26.      Section 11.6 of the Plan is amended to provide as follows:

                  The Trustee shall adjust the separate account and sub-accounts of each Participant who makes a withdrawal under Section 11.1, 11.2, 11.3, 11.4, or 11.5 to reflect such withdrawal as of the date of such withdrawal, charging any such withdrawal against the Investment Funds, as appropriate.

         27. Section 12.1(d) of the Plan is amended effective as of November 1, 2000, to provide as follows:

                  (d) on the date such Participant's employment with an Employer or a related corporation is terminated after he has completed four years of Continuous Service; or

         28. Section 12.3 of the Plan is amended effective as of November 1, 2000, by changing the references to Paragraph (d)(i) of Section 12.1 to references to Paragraph (d) of Section 12.1; and Paragraphs (a) and (b) of
Section 12.3 of the Plan are amended effective as of November 1, 2000, and a new paragraph (c) is added to Section 12.3 of the Plan effective as of November 1, 2000, to provide as follows:

                  (a)      in a single lump-sum payment;

                  (b) in a series of annual, semiannual, quarterly, or monthly installments over a period not in excess of the life expectancy of the Former Participant, or his Beneficiary if the Former Participant has died, or a period not in excess of the joint life and last survivor expectancy of the Former Participant and his Beneficiary, calculated either once at the time installment payments begin or annually for the Former Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Former Participant at the time installment payments begin, such installments to be equal in amount except as necessary to adjust for any net income of and changes in the market value of the respective Funds, or by any other method reasonably calculated to provide a more rapid distribution of his interest; or

                  (c) in a series of fixed annual installments over a period not in excess of the joint life and last survivor expectancy of the Former Participant and his Beneficiary.

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         29.      Two new sentences are added to the end of Section 12.3 of the
Plan effective as of November 1, 2000, to provide as follows:

                  Without regard to the method of distribution of a Former Participant's benefit or whether distribution of the benefit of the Former Participant has commenced, a partial distribution may be made to the Former Participant or his Beneficiary once in any calendar year at any time after the Former Participant's Settlement Date when a vested interest remains credited to his separate account. The amount of the partial distribution shall be stated as a dollar amount or a percentage of the Former Participant's separate account, but not in excess of the Former Participant's vested interest in his separate account remaining under the Plan at the time of the distribution.

         30. The last paragraph of Section 14.3 of the Plan is amended effective as of May 1, 2000, to provide as follows:

                  The Pension Board shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits at its next regularly scheduled quarterly meeting, unless the Pension Board deems that it needs more facts or the date determined pursuant to paragraph (a) of this Section 14.3 is within 30 days of such meeting, in which case the Pension Board shall conduct its review at its next following meeting. The Pension Board shall render its written decision following the review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         31.      Section 16.3(a) of the Plan is amended to provide as follows:

                  As of the termination date, the Trustee shall value the Goodyear Stock Fund and the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall value the assets of the Investment Fund with respect to which he has been appointed. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager. The Trustee shall then adjust all separate accounts and sub-accounts in the manner provided in
                  Section 10.1, with any unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a valuation date for purposes of Article X. In determining the net worth of the Trust Fund hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust Fund and the liquidation and distribution of the property of the Trust Fund, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.


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         32.      The first sentence of Section 20.4 of the Plan is amended to provide as follows:

                  Upon approval of a loan to a Participant hereunder, the Company shall direct the Trustee to establish a Loan Investment Fund in the name of such Participant, and to transfer to such Loan Investment Fund such portion of the Participant's separate account invested in the Investment Funds, other than amounts in either the Self-Directed Account or the Participant's Matching Employer Contributions Sub-Accounts, as shall equal the amount of the Participant's loan; provided, however, that the portion of the Participant's investment in the Investment Funds that is to be debited for any loan to be made to the Participant hereunder shall be in the same proportion as the Participant's current balance in those Investment Funds.

         33. Article XXII, as added to the Plan by the Third Amendment to the January 1, 1997 Restatement, is renumbered as Article XXIII and restated herein in its entirety to provide as follows:


                                  ARTICLE XXIII
               MERGER OF CELERON CORPORATION EMPLOYEE SAVINGS PLAN


         23.1     MERGER OF PLANS.

                  Effective as of the close of business on December 31, 1999, the Celeron Corporation Employee Savings Plan (the "Celeron Plan"), maintained under a plan document amended and restated effective January 1, 1997, is hereby merged into and made a part of the Plan, and the trust maintained in connection with the Celeron Plan is hereby merged into and made a part of the Trust. Each person who was a participant or former participant in the Celeron Plan on December 31, 1999, shall become a Participant or Former Participant in the Plan on January 1, 2000, and on and after January 1, 2000, the provisions of this
                  Article XXIII and the Plan shall govern with respect to the interests of the participants and former participants in the Celeron Plan.



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         23.2     ESTABLISHMENT OF SEPARATE ACCOUNTS AND SUB-ACCOUNTS.

                  As soon as possible after January 1, 2000, and after the assets of the trust maintained in connection with the Celeron Plan have been received by the Trustee, separate accounts and sub-accounts shall be established in the name of each person who had a separate account under the Celeron Plan on December 31, 1999. There shall be credited to each separate account an amount equal to such person's prior separate account balance under the Celeron Plan as of December 31, 1999, and to each sub-account an amount equal to such person's prior separate sub-account balance of the corresponding type under the Celeron Plan as of December 31, 1999.


         EXECUTED at Akron, Ohio, this 21st day of December, 2000.


                                         THE GOODYEAR TIRE & RUBBER COMPANY


                                         By:  /s/W. James Fish
                                            ------------------------------
                                              Senior Vice President

Attest:

         /s/P.A. Kemph
--------------------------------------
         Assistant Secretary


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